UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018
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Commission File Number 001-7436

HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by HSBC North America Holdings Inc. (HSBC North America) regarding the agreement discussed in Item 8.01 is attached as Exhibit 99.1.

Item 8.01. Other Events.

HSBC North America has reached a definitive agreement to resolve the U.S. Department of Justice’s (DOJ) ongoing investigation of its securitization, issuance and underwriting of residential mortgage-backed securities (RMBS) issued between 2005 and 2007. Under the terms of the agreement, HSBC North America, without admitting liability or wrongdoing, will pay to the DOJ a $765 million civil monetary penalty, of which $492 million will be paid by HSBC USA Inc. As previously disclosed, HSBC North America and HSBC USA Inc. were fully reserved for these amounts as of June 30, 2018. The settlement releases HSBC North America and its subsidiaries and affiliates from potential civil claims by the DOJ related to its securitization, issuance and underwriting of RMBS from 2005 to 2007, and requires no additional remedial action.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated October 9, 2018

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    October 9, 2018

HSBC USA INC.

By:	/s/ MARK STEFFENSEN
Mark Steffensen
Senior Executive Vice President and
General Counsel

HSBC USA INC.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 9, 2018

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